UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 2, 2008

PERCEPTRON, INC.
(Exact Name of Registrant as Specified in Charter)

Michigan	0-20206	38-2381442
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

47827 Halyard Drive, Plymouth, MI	48170-2461
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (734) 414-6100

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On October 2, 2008, the Board of Directors of Perceptron, Inc. (the “Company”) took the following actions:

Approval of the First Amended and Restated 2004 Stock Incentive Plan

The Board approved the Perceptron, Inc. First Amended and Restated 2004 Stock Incentive Plan (the “2004 Stock Incentive Plan”). The 2004 Stock Incentive Plan is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Approval of First Amendment to 2004 Stock Incentive Plan

The Board approved an amendment to the 2004 Stock Incentive Plan, subject to shareholder approval, to increase the total number of shares of Common Stock available for grant under such plan from 600,000 to 1,000,000 shares. Such amendment is being submitted to shareholders for approval at the Annual Meeting of Shareholders to be held on Tuesday, November 18, 2008 at 9:00 a.m. at the Company’s headquarters, 47827 Halyard Drive, Plymouth, MI 48170. The amendment to the 2004 Stock Incentive Plan is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Item 9.01. FINANCIAL STATEMENTS AND EXHIBITS

C.	Exhibits.

	Exhibit No.	Description

	10.1	Perceptron, Inc. First Amended and Restated 2004 Stock Incentive Plan

	10.2	First Amendment to Perceptron, Inc. First Amended and Restated 2004 Stock Incentive Plan dated as of October 2, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERCEPTRON, INC.
(Registrant)

Date: October 9, 2008	/s/ David W. Geiss
By: David W. Geiss
Title: Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Perceptron, Inc. First Amended and Restated 2004 Stock Incentive Plan

10.2	First Amendment to Perceptron, Inc. First Amended and Restated 2004 Stock Incentive Plan dated as of October 2, 2008